FOR IMMEDIATE RELEASE	January 28, 2021

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2020
Fourth Quarter Summary(1)
•Net income for the fourth quarter was $16.7 million, or $1.04 per diluted common share.
◦Revenue, net of interest expense, increased $2.3 million, or 5%, to $49.7 million.
◦Credit loss expense decreased $8.0 million, or 161%, from improved economic forecasts.
◦Noninterest expense decreased $28.0 million, or 47%, to $31.9 million due to the $31.5 million goodwill impairment charge recorded in the third quarter of 2020 (the “linked quarter”).
•Net charge-off ratio was 4 basis points ("bps"), a decline of 16 bps from the linked quarter.
•COVID-19 loan modifications declined to $44.1 million, which represented 1.3% of loans held for investment, net of unearned income.
•Average deposits increased $172.9 million, or 17% annualized, while cost of total deposits declined 11 bps to 38 bps.

Full Year 2020 Summary(1)
•Net income for the full year was $6.6 million, or $0.41 per diluted common share.
•Core earnings(2) were $38.1 million, a decline of $5.5 million, or 13%, due primarily to pandemic-related credit loss expenses recognized in 2020.
•Net charge-off ratio improved 8 bps to 15 bps.
•Book value and tangible book value per share(2) grew 2% and 12%, respectively.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the fourth quarter of 2020 of $16.7 million, or $1.04 per diluted common share, compared to net loss of $19.8 million, or a loss of $1.23 per diluted common share, for the linked quarter. Net income for the full year of 2020 was $6.6 million, or $0.41 per diluted common share, compared to net income for the full year of 2019 of $43.6 million, or $2.93 per diluted common share.
Charles Funk, Chief Executive Officer of the Company, commented, "This was an excellent quarter for MidWestOne. Earnings were strong at $1.04 per diluted common share and a 1.22% return on average assets, 13.15% return on average equity, and 17.07% return on average tangible equity(2). Among the most positive elements of the quarter was a nice increase in noninterest income driven by our residential mortgage and wealth management operations. We also benefited from credit loss expense recapture, which was driven by stability in loan credit quality and improved economic forecasts. Finally, in a tough operating environment, we achieved core commercial loan(2) growth in the fourth quarter of 6% annualized."

1Fourth Quarter Summary compares to the linked quarter unless noted. Full Year 2020 Summary compares to the full year 2019 unless noted.
2Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.                1

FINANCIAL HIGHLIGHTS	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Net interest income	$39,037	$37,809	$39,584	$152,964	$143,650
Noninterest income	10,626	9,570	9,036	38,620	31,246
Total revenue, net of interest expense	49,663	47,379	48,620	191,584	174,896
Credit loss (benefit) expense	(3,041)	4,992	604	28,369	7,158
Noninterest expense	31,915	59,939	36,436	149,893	117,535
Income (loss) before income tax expense (benefit)	20,789	(17,552)	11,580	13,322	50,203
Income tax expense (benefit)	4,079	2,272	(1,791)	6,699	6,573
Net income (loss)	$16,710	$(19,824)	$13,371	$6,623	$43,630
Diluted earnings (loss) per share	$1.04	$(1.23)	$0.83	$0.41	$2.93

Return on average assets	1.22%	(1.48)%	1.14%	0.13%	1.04%
Return on average equity	13.15%	(14.88)%	10.55%	1.28%	9.65%
Return on average tangible equity(1)	17.07%	12.56%	15.60%	10.80%	13.98%
Efficiency ratio(1)	59.69%	55.37%	63.05%	56.92%	57.56%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
COVID-19 UPDATE
Loan Modifications
As of December 31, 2020, loans modified as a result of the COVID-19 pandemic totaled $44.1 million, a decline of 62% from $116.0 million at September 30, 2020. Of those modified loans at December 31, 2020, $24.6 million are in their first deferral period while $19.5 million are in or being processed for an additional deferral.
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") Loans
On December 27, 2020, a new COVID-19 relief bill was signed into law by President Trump, which includes as part of the bill up to $284.5 billion of a second wave of PPP funding. On January 8, 2021, the SBA issued guidance that amended the threshold for loans that qualify for the simplified forgiveness application from $50,000 or less to $150,000 or less.
During the first wave of the PPP, the Company funded 2,681 loans totaling $348.5 million. As of December 31, 2020, 2,410 loans totaling $259.3 million, including $5.3 million of unamortized net fees, were outstanding. Of those remaining loans, 2,189 loans totaling $72.9 million, including unamortized net fees of $1.7 million, qualified for the simplified forgiveness application described above.
Mr. Funk stated, "The Company remains committed to supporting our customers and communities, and we intend to participate in this next wave of the PPP. We expect the volume of second wave funding will be lower than the first round."
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income increased to $39.0 million in the fourth quarter of 2020 from $37.8 million in the third quarter of 2020 due mainly to accelerated PPP loan fee accretion stemming from loan forgiveness, higher volume of average interest earning assets, and a stable net interest margin. Net PPP loan fee accretion was $3.1 million in the fourth quarter of 2020 compared to $1.3 million in the linked quarter. Loan purchase discount accretion was $1.5 million in the fourth quarter of 2020, down from $1.9 million in the linked quarter. Average interest earning assets increased $182.5 million to $5.1 billion in the fourth quarter of 2020, compared to the third quarter of 2020, as net loan pay-downs and deposit inflows were re-invested into debt securities.
The Company's tax equivalent net interest margin was 3.13% in the fourth quarter of 2020 compared to 3.14% in the linked quarter as lower average funding costs were more than offset by lower average earning asset yields. The cost of interest bearing liabilities decreased 12 bps to 0.64%, primarily as a result of interest bearing deposit costs of 0.47%, which declined 15 bps from the linked quarter. Total earning asset yields decreased 10 bps from the linked quarter, reflecting the origination and re-pricing of loans at, generally, lower coupon rates compared to existing portfolio coupon rates as well as a shift in earning asset mix to a greater proportion of investment securities, which generally have lower yields than loans.
"The transitory benefit to our net interest margin from PPP loan forgiveness will continue over the next few quarters. The margin was negatively impacted in the fourth quarter by a reversal of $0.4 million of interest income from a loan relationship placed on nonaccrual. The low interest rate environment continues to challenge our margin management," stated Mr. Funk.
Noninterest Income
Noninterest income for the fourth quarter of 2020 increased $1.1 million, or 11%, from the linked quarter. The increase was due primarily to a $0.6 million increase in loan revenue, an increase in 'Other' noninterest income of $0.3 million, and an increase of $0.2 million in investment services and trust activities revenue. The increase in loan revenue reflected robust production from the Company's residential mortgage business as low interest rates continued to drive new purchase and refinance volumes.
Mr. Funk noted, "Both our home mortgage center and investment services group had record years in 2020. Our trust department also contributed despite being challenged by additional delays in the Iowa court system due to the pandemic. We are very positive about the future direction of these three areas of our Company. During the quarter, we added two wealth management professionals to our trust department serving the Twin Cities metro. We believe this will enhance wealth management revenue in 2021 and beyond."
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	December 31,	September 30,	December 31,
(In thousands)	2020	2020	2019
Investment services and trust activities	$2,518	$2,361	$2,421
Service charges and fees	1,571	1,491	2,072
Card revenue	1,517	1,600	1,142
Loan revenue	3,900	3,252	1,757
Bank-owned life insurance	541	530	501
Investment securities gains, net	30	106	18
Other	549	230	1,125
Total noninterest income	$10,626	$9,570	$9,036

Noninterest Expense
Noninterest expense for the fourth quarter of 2020 decreased $28.0 million, or 46.8%, from the linked quarter due primarily to a $31.5 million goodwill impairment charge that was recorded in the linked quarter. Excluding the goodwill impairment charge, noninterest expense increased $3.5 million, due primarily to increases in compensation and employee benefits of $1.2 million, $0.9 million in legal and professional expenses and $0.9 million in 'Other' noninterest expense. The increase in compensation and employee benefits was due mainly to an increase of $1.0 million related to incentive compensation expense and commissions. The increase in legal and professional expenses was primarily driven by $0.6 million of consulting fees incurred as part of a large contract renewal where the consultant earned a fee based on life-of-contract savings. The increase in 'Other' noninterest expense was primarily attributable to a $0.8 million loss from the termination of our cash flow hedge in the fourth quarter of 2020. The increased noninterest expenses noted above were the primary drivers in the increase in the efficiency ratio, which increased 4.32% to 59.69%, as compared to the linked quarter efficiency ratio of 55.37%.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	December 31,	September 30,	December 31,
(In thousands)	2020	2020	2019
Compensation and employee benefits	$17,638	$16,460	$19,246
Occupancy expense of premises, net	2,476	2,278	2,347
Equipment	2,040	1,935	2,251
Legal and professional	2,052	1,184	1,797
Data processing	1,460	1,308	1,492
Marketing	986	857	1,147
Amortization of intangibles	1,569	1,631	1,941
FDIC insurance	495	470	(72)
Communications	412	428	493
Foreclosed assets, net	(35)	13	173
Other	2,822	1,875	5,621
Total core noninterest expense	$31,915	$28,439	$36,436
Goodwill impairment	$—	$31,500	$—
Total noninterest expense	$31,915	$59,939	$36,436

The Company incurred no merger-related costs in either the fourth quarter of 2020 or in the linked quarter, whereas a total amount of $3.3 million of merger-related costs were incurred in the fourth quarter of 2019.

Income Taxes
The effective income tax rate was 19.6% in the fourth quarter of 2020 compared to (12.9)% in the linked quarter. Excluding non-deductible goodwill impairment, the effective income tax rate in the linked quarter was 16.3%. The effective income tax rate in the fourth quarter of 2020 reflected an increase in income taxes based on the statutory rate and state income taxes, net of federal income tax benefits primarily due to the net income earned during the quarter, offset by benefits related to tax-exempt interest and renewable energy tax credits.The effective tax rate for the year ended December 31, 2020 was 50.3%. Excluding the impact of the non-deductible goodwill impairment, the effective income tax rate was 14.9%. The effective income tax rate for the full year 2021 is expected to be in the range of 19-21%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2020	2020	2019
Ending Balance Sheet
Total assets	$5,556.6	$5,330.7	$4,653.6
Loans held for investment, net of unearned income	3,482.2	3,537.4	3,451.3
Total securities held for investment	1,657.4	1,366.3	786.0
Total deposits	4,547.0	4,333.6	3,728.7
Average Balance Sheet
Average total assets	$5,457.9	$5,311.4	$4,634.6
Average total loans	3,560.6	3,576.6	3,493.5
Average total deposits	4,490.0	4,317.2	3,723.9
Funding and Liquidity
Short-term borrowings	$230.8	$183.9	$139.3
Long-term debt	208.7	245.5	231.7
Loans to deposits ratio	76.58%	81.63%	92.56%
Equity
Total shareholders' equity	$515.3	$499.1	$509.0
Equity to assets ratio	9.27%	9.36%	10.94%
Tangible common equity(1)	427.5	409.8	384.8
Tangible common equity ratio(1)	7.82%	7.82%	8.50%
Per Share Data
Book value	$32.17	$31.00	$31.49
Tangible book value(1)	$26.69	$25.45	$23.81
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $55.2 million, or 2%, to $3.48 billion from September 30, 2020, driven primarily by PPP loan forgiveness and pay downs totaling $79.0 million and lower line utilization.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	December 31, 2020		September 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$1,055,488	30.3%	$1,103,102	31.2%	$835,236	24.2%
Agricultural	116,392	3.3	129,453	3.7	140,446	4.1
Commercial real estate
Construction and development	181,291	5.2	191,423	5.4	298,077	8.6
Farmland	144,970	4.2	152,362	4.2	181,885	5.3
Multifamily	256,525	7.4	235,241	6.7	227,407	6.6
Other	1,149,575	33.0	1,128,009	31.9	1,107,490	32.1
Total commercial real estate	1,732,361	49.8	1,707,035	48.2	1,814,859	52.6
Residential real estate
One-to-four family first liens	355,684	10.2	371,390	10.5	407,418	11.8
One-to-four family junior liens	143,422	4.1	150,180	4.2	170,381	4.9
Total residential real estate	499,106	14.3	521,570	14.7	577,799	16.7
Consumer	78,876	2.3	76,272	2.2	82,926	2.4
Loans held for investment, net of unearned income	$3,482,223	100.0%	$3,537,432	100.0%	$3,451,266	100.0%

Credit Loss Expense & Allowance for Credit Losses
The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Year Ended
Allowance for Credit Losses Roll Forward	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2020	2020	2019	2020	2019
Beginning balance	$58,500	$55,644	$31,532	$29,079	$29,307
Cumulative effect of change in accounting principle - CECL	—	—	—	3,984	—
Charge-offs	(1,005)	(2,188)	(3,212)	(6,793)	(8,390)
Recoveries	646	347	155	1,528	1,004
Net charge-offs	(359)	(1,841)	(3,057)	(5,265)	(7,386)
Credit loss (benefit) expense related to loans	(2,641)	4,697	604	27,702	7,158
Ending balance	$55,500	$58,500	$29,079	$55,500	$29,079
Effective January 1, 2020, the Company adopted the Financial Instruments - Credit Losses (CECL) accounting guidance. The adoption of this guidance established a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet credit exposures. The framework requires that management's estimate reflects credit losses over the full remaining expected life of each credit and considers expected future changes in macroeconomic conditions. The adoption resulted in the recognition on January 1, 2020 of cumulative effect adjustments of $4.0 million related to the allowance for credit losses (ACL) and $3.4 million related to the liability for off-balance sheet credit exposures.
As of December 31, 2020, the ACL was $55.5 million, or 1.59% of loans held for investment, net of unearned income, compared with $58.5 million, or 1.65%, at September 30, 2020. After excluding $259.3 million of net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income decreased to 1.72%(1) as of December 31, 2020, from 1.82%(1) at September 30, 2020. The decline in the ACL during the fourth quarter reflected overall improvements in the economic forecast when compared to the linked quarter and the overall stability in the credit quality of our loan portfolio.
Mr. Funk noted, "At 1.59%, or 1.72%(1) excluding the impact of PPP, we believe our allowance for credit losses ratios remain strong."
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	December 31, 2020		September 30, 2020		December 31, 2019
(In thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$910,655	20.0%	$864,504	19.9%	$662,209	17.8%
Interest checking deposits	1,351,641	29.7	1,230,146	28.5	962,830	25.7
Money market deposits	918,654	20.2	871,336	20.1	763,028	20.5
Savings deposits	529,751	11.7	486,876	11.2	387,142	10.4
Total non-maturity deposits	3,710,701	81.6	3,452,862	79.7	2,775,209	74.4
Time deposits of $250,000 and under	581,471	12.8	617,229	14.2	682,232	18.3
Time deposits over $250,000	254,877	5.6	263,550	6.1	271,214	7.3
Total time deposits	836,348	18.4	880,779	20.3	953,446	25.6
Total deposits	$4,547,049	100.0%	$4,333,641	100.0%	$3,728,655	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	December 31,	September 30,	December 31,
(dollars in thousands)	2020	2020	2019
Credit loss (benefit) expense related to loans	$(2,641)	$4,697	$604
Net charge-offs	$359	$1,841	$3,057
Net charge-off ratio(1)	0.04%	0.20%	0.35%

At period-end
Pass	$3,202,704	$3,230,611	$3,246,524
Special Mention / Watch	157,213	176,702	121,709
Classified	122,306	130,119	83,033
Total loans held for investment, net	$3,482,223	$3,537,432	$3,451,266
Classified loans ratio(2)	3.51%	3.68%	2.41%

Nonaccrual loans held for investment	$41,950	$39,071	$41,483
Accruing loans contractually past due 90 days or more	739	2,593	136
Foreclosed assets, net	2,316	724	3,706
Total nonperforming assets (3)	$45,005	$42,388	$45,325
Nonperforming assets ratio(4)	1.29%	1.20%	1.31%
Allowance for credit losses	55,500	58,500	29,079
Allowance for credit losses ratio(5)	1.59%	1.65%	0.84%
Adjusted allowance for credit losses ratio(6)	1.72%	1.82%	0.84%

Performing troubled debt restructured loans held for investment	2,630	2,355	4,372
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by average loans held for investment, net of unearned income during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income at the end of the period.
(3) Starting in the second quarter of 2020, performing troubled debt restructured loans held for investment are no longer included in nonperforming assets. Prior period credit quality metrics have been adjusted to exclude these loans.

(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by the sum of loans held for investment, net of unearned income and foreclosed assets, net at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

"We were pleased with the relative stability in the credit risk profile of the loan portfolio and have continued to proactively work problem credits to resolution. However, we did place one large $9.5 million hotel loan on nonaccrual at year-end. Conditions in the agricultural economy have brightened considerably with the recent rise in corn and soybean prices combined with government payments combining to make 2020 the best year in many years for our agricultural customers," stated Mr. Funk.

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) recently issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of CECL. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.

	December 31,	September 30,	December 31,
Regulatory Capital Ratios	2020 (1)	2020	2019
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage ratio	8.50%	8.52%	9.48%
Common equity tier 1 capital ratio	9.72%	9.72%	9.46%
Tier 1 capital ratio	10.70%	10.73%	10.47%
Total capital ratio	13.41%	13.56%	11.34%
MidWestOne Bank
Tier 1 leverage ratio	9.35%	9.26%	10.06%
Common equity tier 1 capital ratio	11.79%	11.75%	11.12%
Tier 1 capital ratio	11.79%	11.75%	11.12%
Total capital ratio	12.89%	12.95%	11.83%
(1) Capital ratios for December 31, 2020 are preliminary
CORPORATE UPDATE
Share Repurchase Program
In the fourth quarter of 2020, the Company's board of directors authorized resuming repurchases under the Company's share repurchase program. The Company repurchased 84,088 shares of its common stock at an average price of $24.02 per share and a total cost of $2.0 million in the fourth quarter of 2020. At December 31, 2020, $4.4 million remained available to repurchase shares under the Company’s current share repurchase program.
Cash Dividend Announcement
On January 20, 2021, the Company’s board of directors declared a quarterly cash dividend of $0.2250 per common share. The dividend is payable March 15, 2021, to shareholders of record at the close of business on March 1, 2021.
Mr. Funk noted, "The board's confidence in our future operations was ratified with an increase in our quarterly dividend. Importantly, we were able to take advantage of market conditions to buy back our common stock during the quarter at levels we believe were very attractive."
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, January 29, 2021. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 29, 2021, by calling 877-344-7529 and using the replay access code of 10150413. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

EARNINGS CALL PRESENTATION
The Company has prepared presentation materials that management intends to use during its fourth quarter 2020 conference call on January 29, 2021. These materials have been furnished to the U.S. Securities and Exchange Commission in a Form 8-K concurrently with this press release, and are also available on the Company's website at www.midwestonefinancial.com.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security Act and the Consolidated Appropriations Act, 2021; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
(In thousands)	2020	2020	2019
ASSETS
Cash and due from banks	$65,078	$71,901	$67,174
Interest earning deposits in banks	17,409	55,421	6,112
Federal funds sold	172	7,540	198
Total cash and cash equivalents	82,659	134,862	73,484
Debt securities available for sale at fair value	1,657,381	1,366,344	785,977
Loans held for sale	59,956	13,096	5,400
Gross loans held for investment	3,496,790	3,555,969	3,469,236
Unearned income, net	(14,567)	(18,537)	(17,970)
Loans held for investment, net of unearned income	3,482,223	3,537,432	3,451,266
Allowance for credit losses	(55,500)	(58,500)	(29,079)
Total loans held for investment, net	3,426,723	3,478,932	3,422,187
Premises and equipment, net	86,401	87,955	90,723
Goodwill	62,477	62,477	91,918
Other intangible assets, net	25,242	26,811	32,218
Foreclosed assets, net	2,316	724	3,706
Other assets	153,493	159,507	147,960
Total assets	$5,556,648	$5,330,708	$4,653,573
LIABILITIES
Noninterest bearing deposits	$910,655	$864,504	$662,209
Interest bearing deposits	3,636,394	3,469,137	3,066,446
Total deposits	4,547,049	4,333,641	3,728,655
Short-term borrowings	230,789	183,893	139,349
Long-term debt	208,691	245,481	231,660
Other liabilities	54,869	68,612	44,927
Total liabilities	5,041,398	4,831,627	4,144,591
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581
Additional paid-in capital	300,137	299,939	297,390
Retained earnings	188,191	175,017	201,105
Treasury stock	(14,251)	(12,272)	(10,466)
Accumulated other comprehensive income	24,592	19,816	4,372
Total shareholders' equity	515,250	499,081	508,982
Total liabilities and shareholders' equity	$5,556,648	$5,330,708	$4,653,573

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except per share data)	2020	2020	2019	2020	2019
Interest income
Loans, including fees	$38,239	$38,191	$44,906	$158,656	$163,163
Taxable investment securities	4,673	4,574	3,540	17,610	13,132
Tax-exempt investment securities	2,529	2,360	1,465	8,259	5,696
Other	29	29	115	262	450
Total interest income	45,470	45,154	50,026	184,787	182,441
Interest expense
Deposits	4,265	5,296	8,251	23,919	29,927
Short-term borrowings	142	175	368	914	1,847
Long-term debt	2,026	1,874	1,823	6,990	7,017
Total interest expense	6,433	7,345	10,442	31,823	38,791
Net interest income	39,037	37,809	39,584	152,964	143,650
Credit loss (benefit) expense	(3,041)	4,992	604	28,369	7,158
Net interest income after credit loss (benefit) expense	42,078	32,817	38,980	124,595	136,492
Noninterest income
Investment services and trust activities	2,518	2,361	2,421	9,632	8,040
Service charges and fees	1,571	1,491	2,072	6,178	7,452
Card revenue	1,517	1,600	1,142	5,719	5,594
Loan revenue	3,900	3,252	1,757	10,185	3,789
Bank-owned life insurance	541	530	501	2,226	1,877
Insurance commissions	—	—	—	—	734
Investment securities gains, net	30	106	18	184	90
Other	549	230	1,125	4,496	3,670
Total noninterest income	10,626	9,570	9,036	38,620	31,246
Noninterest expense
Compensation and employee benefits	17,638	16,460	19,246	66,397	65,660
Occupancy expense of premises, net	2,476	2,278	2,347	9,348	8,647
Equipment	2,040	1,935	2,251	7,865	7,717
Legal and professional	2,052	1,184	1,797	6,153	8,049
Data processing	1,460	1,308	1,492	5,362	4,579
Marketing	986	857	1,147	3,815	3,789
Amortization of intangibles	1,569	1,631	1,941	6,976	5,906
FDIC insurance	495	470	(72)	1,858	690
Communications	412	428	493	1,746	1,701
Foreclosed assets, net	(35)	13	173	150	580
Goodwill impairment	—	31,500	—	31,500	—
Other	2,822	1,875	5,621	8,723	10,217
Total noninterest expense	31,915	59,939	36,436	149,893	117,535
Income (loss) before income tax expense	20,789	(17,552)	11,580	13,322	50,203
Income tax expense (benefit)	4,079	2,272	(1,791)	6,699	6,573
Net income (loss)	$16,710	$(19,824)	$13,371	$6,623	$43,630

Earnings (loss) per common share
Basic	$1.04	$(1.23)	$0.83	$0.41	$2.93
Diluted	$1.04	$(1.23)	$0.83	$0.41	$2.93
Weighted average basic common shares outstanding	16,074	16,099	16,162	16,102	14,870
Weighted average diluted common shares outstanding	16,092	16,099	16,193	16,110	14,885
Dividends paid per common share	$0.2200	$0.2200	$0.2025	$0.8800	$0.8100

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
ASSETS
Cash and due from banks	$65,078	$71,901	$65,863	$60,396	$67,174
Interest earning deposits in banks	17,409	55,421	45,018	58,319	6,112
Federal funds sold	172	7,540	6,329	6,830	198
Total cash and cash equivalents	82,659	134,862	117,210	125,545	73,484
Debt securities available for sale at fair value	1,657,381	1,366,344	1,187,455	881,859	785,977
Loans held for sale	59,956	13,096	12,048	9,483	5,400
Gross loans held for investment	3,496,790	3,555,969	3,618,675	3,440,907	3,469,236
Unearned income, net	(14,567)	(18,537)	(21,636)	(15,145)	(17,970)
Loans held for investment, net of unearned income	3,482,223	3,537,432	3,597,039	3,425,762	3,451,266
Allowance for credit losses	(55,500)	(58,500)	(55,644)	(51,187)	(29,079)
Total loans held for investment, net	3,426,723	3,478,932	3,541,395	3,374,575	3,422,187
Premises and equipment, net	86,401	87,955	88,929	89,860	90,723
Goodwill	62,477	62,477	93,977	93,977	91,918
Other intangible assets, net	25,242	26,811	28,443	30,190	32,218
Foreclosed assets, net	2,316	724	965	968	3,706
Other assets	153,493	159,507	160,541	157,452	147,960
Total assets	$5,556,648	$5,330,708	$5,230,963	$4,763,909	$4,653,573
LIABILITIES
Noninterest bearing deposits	$910,655	$864,504	$867,637	$637,127	$662,209
Interest bearing deposits	3,636,394	3,469,137	3,397,798	3,222,717	3,066,446
Total deposits	4,547,049	4,333,641	4,265,435	3,859,844	3,728,655
Short-term borrowings	230,789	183,893	162,224	129,489	139,349
Long-term debt	208,691	245,481	189,973	209,874	231,660
Other liabilities	54,869	68,612	92,550	64,138	44,927
Total liabilities	5,041,398	4,831,627	4,710,182	4,263,345	4,144,591
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,137	299,939	299,542	299,412	297,390
Retained earnings	188,191	175,017	198,382	190,212	201,105
Treasury stock	(14,251)	(12,272)	(12,272)	(12,518)	(10,466)
Accumulated other comprehensive income	24,592	19,816	18,548	6,877	4,372
Total shareholders' equity	515,250	499,081	520,781	500,564	508,982
Total liabilities and shareholders' equity	$5,556,648	$5,330,708	$5,230,963	$4,763,909	$4,653,573

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2020	2020	2020	2020	2019
Interest income
Loans, including fees	$38,239	$38,191	$40,214	$42,012	$44,906
Taxable investment securities	4,673	4,574	4,646	3,717	3,540
Tax-exempt investment securities	2,529	2,360	1,858	1,512	1,465
Other	29	29	40	164	115
Total interest income	45,470	45,154	46,758	47,405	50,026
Interest expense
Deposits	4,265	5,296	6,409	7,949	8,251
Short-term borrowings	142	175	263	334	368
Long-term debt	2,026	1,874	1,374	1,716	1,823
Total interest expense	6,433	7,345	8,046	9,999	10,442
Net interest income	39,037	37,809	38,712	37,406	39,584
Credit loss (benefit) expense	(3,041)	4,992	4,685	21,733	604
Net interest income after credit loss (benefit) expense	42,078	32,817	34,027	15,673	38,980
Noninterest income
Investment services and trust activities	2,518	2,361	2,217	2,536	2,421
Service charges and fees	1,571	1,491	1,290	1,826	2,072
Card revenue	1,517	1,600	1,237	1,365	1,142
Loan revenue	3,900	3,252	1,910	1,123	1,757
Bank-owned life insurance	541	530	635	520	501
Investment securities gains, net	30	106	6	42	18
Other	549	230	974	2,743	1,125
Total noninterest income	10,626	9,570	8,269	10,155	9,036
Noninterest expense
Compensation and employee benefits	17,638	16,460	15,682	16,617	19,246
Occupancy expense of premises, net	2,476	2,278	2,253	2,341	2,347
Equipment	2,040	1,935	2,010	1,880	2,251
Legal and professional	2,052	1,184	1,382	1,535	1,797
Data processing	1,460	1,308	1,240	1,354	1,492
Marketing	986	857	910	1,062	1,147
Amortization of intangibles	1,569	1,631	1,748	2,028	1,941
FDIC insurance	495	470	445	448	(72)
Communications	412	428	449	457	493
Foreclosed assets, net	(35)	13	34	138	173
Goodwill impairment	—	31,500	—	—	—
Other	2,822	1,875	1,885	2,141	5,621
Total noninterest expense	31,915	59,939	28,038	30,001	36,436
Income (loss) before income tax expense	20,789	(17,552)	14,258	(4,173)	11,580
Income tax expense (benefit)	4,079	2,272	2,546	(2,198)	(1,791)
Net income (loss)	$16,710	$(19,824)	$11,712	$(1,975)	$13,371

Earnings (loss) per common share
Basic	$1.04	$(1.23)	$0.73	$(0.12)	$0.83
Diluted	$1.04	$(1.23)	$0.73	$(0.12)	$0.83
Weighted average basic common shares outstanding	16,074	16,099	16,094	16,142	16,162
Weighted average diluted common shares outstanding	16,092	16,099	16,100	16,142	16,193
Dividends paid per common share	$0.2200	$0.2200	$0.2200	$0.2200	$0.2025

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,560,632	$38,795	4.33%	$3,576,642	$38,727	4.31%	$3,493,496	$45,429	5.16%
Taxable investment securities	1,026,359	4,673	1.81%	864,864	4,574	2.10%	508,911	3,540	2.76%
Tax-exempt investment securities (2)(4)	450,659	3,180	2.81%	405,517	2,968	2.91%	211,695	1,846	3.46%
Total securities held for investment(2)	1,477,018	7,853	2.12%	1,270,381	7,542	2.36%	720,606	5,386	2.97%
Other	80,019	29	0.14%	88,152	29	0.13%	28,227	115	1.62%
Total interest earning assets(2)	$5,117,669	46,677	3.63%	$4,935,175	46,298	3.73%	$4,242,329	50,930	4.76%
Other assets	340,270			376,211			392,254
Total assets	$5,457,939			$5,311,386			$4,634,583
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,276,320	$958	0.30%	$1,174,033	$1,049	0.36%	$926,155	$1,394	0.60%
Money market deposits	931,900	544	0.23%	847,059	622	0.29%	784,752	1,820	0.92%
Savings deposits	508,763	279	0.22%	473,000	351	0.30%	388,338	389	0.40%
Time deposits	862,408	2,484	1.15%	931,655	3,274	1.40%	953,804	4,648	1.93%
Total interest bearing deposits	3,579,391	4,265	0.47%	3,425,747	5,296	0.62%	3,053,049	8,251	1.07%
Short-term borrowings	182,080	142	0.31%	165,840	175	0.42%	126,508	368	1.15%
Long-term debt	223,407	2,026	3.61%	231,406	1,874	3.22%	237,788	1,823	3.04%
Total borrowed funds	405,487	2,168	2.13%	397,246	2,049	2.05%	364,296	2,191	2.39%
Total interest bearing liabilities	$3,984,878	$6,433	0.64%	$3,822,993	$7,345	0.76%	$3,417,345	$10,442	1.21%
Noninterest bearing deposits	910,657			891,425			670,884
Other liabilities	56,898			67,111			43,343
Shareholders’ equity	505,506			529,857			503,011
Total liabilities and shareholders’ equity	$5,457,939			$5,311,386			$4,634,583
Net interest income(2)		$40,244			$38,953			$40,488
Net interest spread(2)			2.99%			2.97%			3.55%
Net interest margin(2)			3.13%			3.14%			3.79%

Total deposits(5)	$4,490,048	$4,265	0.38%	$4,317,172	$5,296	0.49%	$3,723,933	$8,251	0.88%
Cost of funds(6)			0.52%			0.62%			1.01%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $2.5 million, $1.1 million, and $354 thousand for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively. Loan purchase discount accretion was $1.5 million, $1.9 million, and $3.9 million for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively. Tax equivalent adjustments were $556 thousand, $536 thousand, and $523 thousand for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $651 thousand, $608 thousand, and $381 thousand for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

	Year Ended
	December 31, 2020			December 31, 2019
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,551,945	$160,752	4.53%	$3,157,127	$164,948	5.22%
Taxable investment securities	797,954	17,610	2.21%	465,484	13,132	2.82%
Tax-exempt investment securities (2)(4)	342,000	10,395	3.04%	204,375	7,177	3.51%
Total securities held for investment(2)	1,139,954	28,005	2.46%	669,859	20,309	3.03%
Other	73,255	262	0.36%	21,289	450	2.11%
Total interest earning assets(2)	$4,765,154	189,019	3.97%	$3,848,275	185,707	4.83%
Other assets	370,687			352,765
Total assets	$5,135,841			$4,201,040
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,108,997	$4,435	0.40%	$806,624	$4,723	0.59%
Money market deposits	844,137	3,696	0.44%	766,812	7,549	0.98%
Savings deposits	454,000	1,386	0.31%	329,199	1,092	0.33%
Time deposits	945,234	14,402	1.52%	873,978	16,563	1.90%
Total interest bearing deposits	3,352,368	23,919	0.71%	2,776,613	29,927	1.08%
Short-term borrowings	157,346	914	0.58%	124,956	1,847	1.48%
Long-term debt	220,448	6,990	3.17%	224,149	7,017	3.13%
Total borrowed funds	377,794	7,904	2.09%	349,105	8,864	2.54%
Total interest bearing liabilities	$3,730,162	$31,823	0.85%	$3,125,718	$38,791	1.24%
Noninterest bearing deposits	832,038			586,100
Other liabilities	58,186			37,204
Shareholders’ equity	515,455			452,018
Total liabilities and shareholders’ equity	$5,135,841			$4,201,040
Net interest income(2)		$157,196			$146,916
Net interest spread(2)			3.12%			3.59%
Net interest margin(2)			3.30%			3.82%

Total deposits(5)	$4,184,406	$23,919	0.57%	$3,362,713	$29,927	0.89%
Cost of funds(6)			0.70%			1.05%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $4.4 million and $(316) thousand for the year ended December 31, 2020 and December 31, 2019, respectively. Loan purchase discount accretion was $9.1 million and $14.0 million for the year ended December 31, 2020 and December 31, 2019, respectively. Tax equivalent adjustments were $2.1 million and $1.8 million for the year ended December 31, 2020 and December 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $2.1 million and $1.5 million for the year ended December 31, 2020 and December 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), efficiency ratio, core earnings, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2020	2020	2019
Total shareholders’ equity	$515,250	$499,081	$520,781	$500,564	$508,982
Intangible assets, net	(87,719)	(89,288)	(122,420)	(124,167)	(124,136)
Tangible common equity	$427,531	$409,793	$398,361	$376,397	$384,846

Total assets	$5,556,648	$5,330,708	$5,230,963	$4,763,909	$4,653,573
Intangible assets, net	(87,719)	(89,288)	(122,420)	(124,167)	(124,136)
Tangible assets	$5,468,929	$5,241,420	$5,108,543	$4,639,742	$4,529,437

Book value per share	$32.17	$31.00	$32.35	$31.11	$31.49
Tangible book value per share(1)	$26.69	$25.45	$24.74	$23.39	$23.81
Shares outstanding	16,016,780	16,099,324	16,099,324	16,089,782	16,162,176

Equity to assets ratio	9.27%	9.36%	9.96%	10.51%	10.94%
Tangible common equity ratio(2)	7.82%	7.82%	7.80%	8.11%	8.50%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Year Ended
Return on Average Tangible Equity	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net income (loss)	$16,710	$(19,824)	$13,371	$6,623	$43,630
Intangible amortization, net of tax(1)	1,177	1,223	1,456	5,232	4,430
Goodwill impairment	—	31,500	—	31,500	—
Tangible net income	$17,887	$12,899	$14,827	$43,355	$48,060

Average shareholders’ equity	$505,506	$529,857	$503,011	$515,455	$452,018
Average intangible assets, net	(88,543)	(121,306)	(125,898)	(113,978)	(108,242)
Average tangible equity	$416,963	$408,551	$377,113	$401,477	$343,776

Return on average equity	13.15%	(14.88)%	10.55%	1.28%	9.65%
Return on average tangible equity(2)	17.07%	12.56%	15.60%	10.80%	13.98%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net interest income	$39,037	$37,809	$39,584	$152,964	$143,650
Tax equivalent adjustments:
Loans(1)	556	536	523	2,096	1,785
Securities(1)	651	608	381	2,136	1,481
Net interest income, tax equivalent	$40,244	$38,953	$40,488	$157,196	$146,916
Loan purchase discount accretion	(1,542)	(1,923)	(3,937)	(9,098)	(13,977)
Core net interest income	$38,702	$37,030	$36,551	$148,098	$132,939

Net interest margin	3.03%	3.05%	3.70%	3.21%	3.73%
Net interest margin, tax equivalent(2)	3.13%	3.14%	3.79%	3.30%	3.82%
Core net interest margin(3)	3.01%	2.99%	3.42%	3.11%	3.45%
Average interest earning assets	$5,117,669	$4,935,175	$4,242,329	$4,765,154	$3,848,275
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Year Ended
Loan Yield, Tax Equivalent	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Loan interest income, including fees	$38,239	$38,191	$44,906	$158,656	$163,163
Tax equivalent adjustment(1)	556	536	523	2,096	1,785
Tax equivalent loan interest income	$38,795	$38,727	$45,429	$160,752	$164,948
Loan purchase discount accretion	(1,542)	(1,923)	(3,937)	(9,098)	(13,977)
Core loan interest income	$37,253	$36,804	$41,492	$151,654	$150,971

Yield on loans	4.27%	4.25%	5.10%	4.47%	5.17%
Yield on loans, tax equivalent(2)	4.33%	4.31%	5.16%	4.53%	5.22%
Core yield on loans(3)	4.16%	4.09%	4.71%	4.27%	4.78%
Average loans	$3,560,632	$3,576,642	$3,493,496	$3,551,945	$3,157,127
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Year Ended
Efficiency Ratio	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Total noninterest expense	$31,915	$59,939	$36,436	$149,893	$117,535
Amortization of intangibles	(1,569)	(1,631)	(1,941)	(6,976)	(5,906)
Merger-related expenses	—	—	(3,282)	(61)	(9,130)
Goodwill impairment	—	(31,500)	—	(31,500)	—
Noninterest expense used for efficiency ratio	$30,346	$26,808	$31,213	$111,356	$102,499

Net interest income, tax equivalent(1)	$40,244	$38,953	$40,488	$157,196	$146,916
Noninterest income	10,626	9,570	9,036	38,620	31,246
Investment securities gains, net	(30)	(106)	(18)	(184)	(90)
Net revenues used for efficiency ratio	$50,840	$48,417	$49,506	$195,632	$178,072

Efficiency ratio (2)	59.69%	55.37%	63.05%	56.92%	57.56%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles, merger-related expenses, and goodwill impairment divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Year Ended
Core Earnings	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019
Net income (loss)	$16,710	$(19,824)	$13,371	$6,623	$43,630
Goodwill impairment	—	31,500	—	31,500	—
Core earnings	$16,710	$11,676	$13,371	$38,123	$43,630

Weighted average diluted common shares outstanding	16,092	16,099	16,193	16,110	14,885

Earnings (loss) per common share
Earnings per common share - diluted	$1.04	$(1.23)	$0.83	$0.41	$2.93
Core earnings per common share - diluted (1)	$1.04	$0.73	$0.83	$2.37	$2.93
(1) Core earnings divided by weighted average diluted common shares outstanding

Adjusted Allowance for Credit Losses Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Loans held for investment, net of unearned income	$3,482,223	$3,537,432	$3,597,039	$3,425,762	$3,451,266
PPP loans	(259,260)	(331,703)	(327,648)	—	—
Core loans	$3,222,963	$3,205,729	$3,269,391	$3,425,762	$3,451,266
Allowance for credit losses	$55,500	$58,500	$55,644	$51,187	$29,079

Allowance for credit losses ratio	1.59%	1.65%	1.55%	1.49%	0.84%
Adjusted allowance for credit losses ratio(1)	1.72%	1.82%	1.70%	1.49%	0.84%
(1) Allowance for credit losses divided by core loans

Core Loans/Core Commercial Loans	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Commercial loans:
Commercial and industrial	$1,055,488	$1,103,102	$1,084,527	$864,702	$835,236
Agricultural	116,392	129,453	140,837	145,435	140,446
Commercial real estate	1,732,361	1,707,035	1,764,739	1,780,446	1,814,859
Total commercial loans	$2,904,241	$2,939,590	$2,990,103	$2,790,583	$2,790,541
Consumer loans:
Residential real estate	$499,106	$521,570	$532,914	$554,290	$577,799
Other consumer	78,876	76,272	74,022	80,889	82,926
Total consumer loans	$577,982	$597,842	$597,842	$597,842	$597,842
Loans held for investment, net of unearned income	$3,482,223	$3,537,432	$3,587,945	$3,388,425	$3,388,383

PPP loans	$259,260	$331,703	$327,648	$—	$—

Core loans(1)	$3,222,963	$3,205,729	$3,260,297	$3,388,425	$3,388,383
Core commercial loans(2)	$2,644,981	$2,607,887	$2,662,455	$2,790,583	$2,790,541
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800